                                                                    Exhibit 99.1

                   WHX CORPORATION CHAPTER 11 PLAN CONFIRMED -
                        COMPANY TO EMERGE FROM BANKRUPTCY

NEW  YORK,  N.Y.  -  JULY  22,  2005 - WHX  CORPORATION  (WHXCQ)  ("WHX"  or the
"Company")  announced today that the Company's Chapter 11 plan of reorganization
(the "Plan") was confirmed by the U.S. Bankruptcy Court on July 21, 2005, paving the way for the Company's  prompt emergence from bankruptcy after it first filed for  Chapter  11  relief on March 7,  2005.  Final  consummation  of the Plan is expected to occur in the next 10 days.

Upon the effective date of the Plan, the  reorganized  Company,  which will be a newly formed  Delaware  corporation,  will be owned by the  Company's  unsecured creditors  and  preferred  shareholders.  Creditors  will receive 92% of the new
Company's  common  stock.  The  Company's  preferred  shareholders  will own the remaining 8% (and will also receive  warrants for the purchase of an  additional
7%) of the new Company's  common stock.  Upon emergence,  there will be a single class of common stock.

The initial  Board of  Directors  of the new Company  will be  comprised of five individuals designated by creditors,  Messrs. Warren Lichtenstein,  Jack Howard,
Joshua Schechter,  Glen Kassan,  and John Quicke.  The Company's Chief Executive
Officer,  Neale  X.  Trangucci,  stated  "Consummation  of the  Plan  marks  the culmination  of the  Company's  efforts to reduce debt and  simplify its capital structure  which  positions  the Company to be able to take  advantage of future growth and value opportunities."

Mr. Trangucci added,  "We are extremely  pleased that the Company  navigated its way through  Chapter 11 in less than 5 months.  Moreover,  we are  pleased  that
Handy  &  Harman's  business  operated   uninterrupted  during  the  Chapter  11
proceeding."

WHX is a holding  company that has been  structured to invest in and/or manage a diverse  group of  businesses.  WHX's  primary  business  is Handy &  Harman,  a
diversified   manufacturing   company  with   activities   in  precious   metals
fabrication, specialty tubing and engineered materials.

Forward-Looking Statements

THIS PRESS RELEASE  CONTAINS  FORWARD-LOOKING  STATEMENTS  WITHIN THE MEANING OF
SECTION 27A OF THE  SECURITIES  ACT OF 1933, AS AMENDED,  AND SECTION 21E OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY
THE  SAFE  HARBORS   CREATED   THEREBY.   INVESTORS  ARE   CAUTIONED   THAT  ALL
FORWARD-LOOKING  STATEMENTS  INVOLVE RISKS AND  UNCERTAINTY,  INCLUDING  WITHOUT
LIMITATION,  GENERAL ECONOMIC  CONDITIONS,  THE ABILITY OF THE COMPANY TO MARKET
AND SELL ITS PRODUCTS, AND THE EFFECTS OF COMPETITION AND PRICING.  ALTHOUGH THE
COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING  STATEMENTS
ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD BE INACCURATE, AND THEREFORE, THERE
CANNOT BE ASSURANCE THAT ANY  FORWARD-LOOKING  STATEMENTS INCLUDED IN THIS PRESS
RELEASE WILL PROVE TO BE  ACCURATE.  IN LIGHT OF THE  SIGNIFICANT  UNCERTAINTIES
INHERENT IN ANY  FORWARD-LOOKING  STATEMENTS  INCLUDED HEREIN,  THE INCLUSION OF
SUCH INFORMATION  SHOULD NOT BE REGARDED AS A  REPRESENTATION  BY THE COMPANY OR
ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.